PURCHASE AGREEMENT
                       ------------------


     THIS PURCHASE AGREEMENT (hereinafter the "Agreement"), is effective as of the 16th day of February, 1999, by and between HOWARD B. WOLF, INC., a Texas corporation (hereinafter
"Seller"), and JEAN ST. GERMAIN, INC., a California corporation
(hereinafter "Buyer").

                         W I T N E S S E T H:

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller and the goodwill associated therewith, all upon the terms and conditions and subject to the limited exceptions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following words and phrases shall have the following meanings, respectively:

          1.1 ASSETS. Assets mean raw materials, patterns, markers, hang tags and labels necessary to produce salesman's samples of the Howard Wolf Fall 1999 Collection ("Collection) and after Seller has completed the manufacture, marketing, sale and distribution of any work in progress and the disposal of its inventory, all remaining hang tags and labels.

          1.2 CLOSING DATE. Closing Date shall have the meaning set forth in Paragraph 4.

          1.3 INTELLECTUAL PROPERTY. Intellectual Property means and includes the VSOP, PRET-A-PORTE and HOWARD WOLF trademarks, service marks, trade names and all other intellectual property rights, trade secrets, and other proprietary information, processes, and formulae relating to the Assets. All of the Intellectual Property includes common law trademarks and service marks.

          1.4 LICENSE AGREEMENT. The License Agreement set forth as Exhibit 1.4.

     2.   SALE AND PURCHASE OF SELLER'S ASSETS.
          ------------------------------------

          2.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, on the Closing Date, all right, title, and interest of Seller in and to all of the Assets.

          2.2 SALE OF INTELLECTUAL PROPERTY. Subject to the approval by Seller's shareholders of that certain Plan of Complete Liquidation and Dissolution adopted by Seller's

Board of Directors on February 3, 1999 (the "Plan"), or a vote by the Seller's Board of Directors to conduct the I.P. Closing (as hereinafter defined) without such approval, Seller shall sell to Buyer the Seller's interest in the Intellectual property set forth in paragraph 1.3 and the goodwill and business associated therewith. Should the shareholders of Seller not approve the Plan, the purchase price set forth in paragraph 5.1 shall be reduced to Two Hundred and Thirty Thousand Dollars ($230,000) as more fully set forth in paragraph 5.2 herein.

          2.3 LICENSE AGREEMENT. During the period between the Asset Closing Date (as hereafter defined) and the I.P. Closing Date (as hereinafter defined), the License Agreement shall govern the use of the Intellectual Property by the Parties; provided, however, that effective on the I.P. Closing Date, such License Agreement shall terminate and, except for the rights granted to Licensor in paragraph 1 thereof, be of no force and effect.

     3.   ASSUMPTION OF LIABILITIES.
          -------------------------

          3.1 Buyer shall not assume or be responsible for any obligations of Seller, expressed or implied. Seller shall not assume or be responsible for any obligations of Buyer, expressed or implied; provided however that during the period between the execution hereof and the I.P. Closing Date, but in no event later than April 30, 1999, Seller shall assist Buyer in producing salesman's samples of the Collection, for which assistance Buyer shall pay or reimburse Seller, as the case may be, all direct costs incurred by Seller in connection therewith and pre-approved by Buyer, such payment to be made by Buyer within seven (7) days of receipt by Buyer of all invoices from Seller for such costs; provided that no pre-approval is necessary for costs under $500.00.

     4.   CLOSING DATE.  The closing of the Asset Purchase
          ------------
transaction contemplated by this Agreement (the "Asset Closing") shall take place on February 16, 1999, or at such other time and place as shall mutually be agreed upon by Seller and Buyer, referred to as the "Asset Closing Date". The closing of the Intellectual Property purchase transaction contemplated by this Agreement (the "I.P. Closing") shall take place on the earlier of five (5) days subsequent to the approval by Seller's shareholders of the Plan or five (5) days subsequent to a resolution by the Board of Directors of Seller to close the Intellectual Property sale transaction contemplated herein without such approval (the "I.P. Closing Date").

     5.   CONSIDERATION FOR ASSETS.
          ------------------------

          5.1 PURCHASE PRICE. The purchase price for the Assets shall equal Two Hundred Fifty Thousand Dollars ($250,000.00) payable as follows: (a) on or before the Asset Closing Date, Buyer shall deliver to Seller the sum of Seventy-Five Thousand Dollars ($75,000.00) and (b) Buyer shall make payments of Fifty-Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Two Cents ($58,333.32) on September 30, 1999, October 31, 1999 and
November 30, 1999 (collectively the "Monthly Payments"); provided, however, that (i) in the event that the I.P. Closing Date does not occur by November 30, 1999, the payment due by Buyer to Seller on such date will be reduced by $20,000 and with respect to such $20,000 the payment schedule referred to in paragraph 4 of the License Agreement shall apply; (ii) should the

I.P. Closing occur subsequent thereto, any remaining payments shall be accelerated and paid at such closing and the License Agreement shall terminate; and (iii) should Buyer default in the making of timely Monthly Payments, Buyer shall have ten (10) days grace period from date of Sellers written notice, within which to cure such default after which time if the default is not cured, the remaining unpaid balance of Monthly Payments shall immediately become due and payable and such event shall be deemed an event of default ("Buyers Default") in which event, Buyer shall cease and desist from using the Intellectual Property, provided however that if, and only if, Seller receives payment of such unpaid balance within thirty (30) days of Buyer's Default, Buyer may resume use of the Intellectual Property. If the Buyer's Default remains uncured after such thirty (30) day period, all rights to the Intellectual Property shall revert back to Seller.

     6.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          6.1 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Buyer to purchase the Assets and Intellectual Property upon the terms and conditions contained in this Agreement, Seller represents and warrants to Buyer as follows:

               (a) ORGANIZATION, GOOD STANDING, POWER, ETC. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and has full statutory power and authority to carry on the business which it is now conducting, and to operate and own the Assets and Intellectual Property, properties and business now owned or leased and operated by it, including but not limited to the Assets, is duly qualified to do business in every other state where it is required to be so qualified in connection with its business activities.

               (b) AUTHORITY TO MAKE AND PERFORM THIS AGREEMENT. Seller has been duly and validly authorized to make, execute, deliver, enter into and perform any and all of its obligations under and pursuant to this Agreement, to transfer all of the Assets to Buyer pursuant to, and upon the terms and conditions set forth in this Agreement and to consummate the transactions contemplated by this Agreement.

               (c) AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not violate any provisions of law or any statutory or governmental restriction applicable to Seller in such a manner as to prevent or materially impede consummation of the transactions contemplated hereby, and will not conflict with, or result in the breach or termination of any provision of, or constitute (with or without the giving of notice or the lapse of time, or both) a violation of, a default under or result in the creation of any lien, charge or encumbrance upon any of the properties, assets or business of Seller pursuant to its Articles of Incorporation or By-Laws, any of its statutory obligations imposed by any state or federal governmental entity, or any indenture, mortgage, deed of trust, or other instrument or agreement, or any order, judgment or decree to which Seller is a party or by which the Assets are bound.

               (d)   TITLE TO ASSETS.  On the Asset Closing Date,
Seller will have good
and marketable title to the Assets, free and clear of all claims, liens and encumbrances.

               (e)  TITLE TO INTELLECTUAL PROPERTY.  On the I.P.
Closing Date, Seller will have good and marketable title to the Intellectual Property, free and clear of all claims, liens and encumbrances.

               (f) TRADEMARKS, COPYRIGHTS OR TRADE SECRETS. Seller represents and warrants that, to the best of Seller's knowledge, none of the Intellectual Property infringes any United States or foreign copyright, trademark, or trade secret of any third party. Seller has received no notice from any third party of any alleged infringement of any United States or foreign copyright or trade secret.

               (g) BROKER OR FINDER. Seller has not retained the services of a broker or finder in connection with this Agreement.

          6.2 REPRESENTATIONS AND WARRANTIES OF BUYER. To induce Seller to sell the Assets upon the terms and conditions contained in this Agreement, Buyer represents and warrants to Seller that:

               (a) ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power to acquire and own the Assets and to perform its obligations under this Agreement.

               (b) AUTHORITY TO MAKE AND PERFORM THIS AGREEMENT. Buyer has been duly and validly authorized to make, execute, deliver, enter into and perform any and all of its obligations under, and pursuant to, this Agreement and, upon the terms and conditions set forth in this Agreement, and to consummate the transactions contemplated hereby. No action is required by the shareholders of record of Buyer to make the representation and warranty contained in the preceding sentence complete and accurate.

               (c) AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not violate any provisions of law or any statutory or governmental restriction applicable to Buyer in such a manner as to prevent or materially impede consummation of the transactions, contemplated hereby, and will not conflict with, or result in the breach or termination of any provision of, or constitute (with or without the giving of notice or the lapse of time, or both) a default under or result in the creation of any lien, charge or encumbrance upon any of the properties, assets or business of Buyer pursuant to, its Articles of Incorporation or Bylaws, or any indenture, mortgage, deed of trust, or other instrument or agreement, or any order, judgment or decree to which Buyer is a party or by which its assets are bound. Neither Buyer nor any of its assets is subject to any provision in Buyer's Articles of Incorporation or Bylaws or any mortgage, lease, agreement, order, judgment or decree to which Buyer is a party or by which its assets are bound, of any kind or character which would prevent Buyer from entering into this Agreement or from consummating the transactions contemplated here-by, and, to the best of Buyer's knowledge and belief, no governmental approvals of this Agreement are required.

               (d) BROKER OR FINDER. Buyer has not retained the services of a broker or finder in connection with this Agreement.

     7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.
          --------------------------------------------

     The obligations of Buyer under this Agreement are subject to the occurrence at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by Buyer:

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller herein contained shall be true on and as of the Closing Date, except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

          7.2 PERFORMANCE OF AGREEMENTS. Seller shall have performed or caused to have been performed all obligations, covenants and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by Seller at or prior to the Closing Date.

          7.3 LICENSE AGREEMENT. Buyer and Seller shall have entered into a License Agreement in the form of Exhibit 1.4.

          7.4  INSTRUMENT OF TRANSFER AND RELATED DOCUMENTS.
Seller shall have executed and delivered to Buyer an Instrument of Transfer, deeds, bill of sale, as attached hereto on
Exhibit 7.4.


     8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.
          ---------------------------------------------

     The obligations of Seller under this Agreement are subject to the occurrence, at or prior to the Assets and I.P. Closing
Dates, of each of the following conditions, any or all of which may be waived in whole or in part by Seller:

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer herein contained shall be true on and as of the Closing Date, except to the extent that such representations and warranties were made as of a specified date and as to such representations and warranties the same shall have been true as of the specified date.

          8.2 PERFORMANCE OF AGREEMENTS. Buyer shall have performed or caused to have been performed all obligations, covenants and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

          8.3  SHAREHOLDER APPROVAL.  With respect to the I.P.
Closing, Seller shall
have obtained the necessary Shareholder Approval of the Plan or the Board of Directors approval of the I.P. Closing.

     9.   POST-CLOSING AGREEMENT. For a period of 90 days from
          ----------------------
and after the date hereof, at Buyer's request and without further consideration, Seller shall execute and deliver to Buyer a Bill of Sale regarding the assets and/or an assessment for the Intellectual Property, if appropriate.

     10.  INDEMNIFICATION AND SETTLEMENT OF CLAIMS.
          ----------------------------------------

          10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. Subject to Paragraph 10.4, all representations and warranties of the parties made in this Agreement or as provided in this Agreement shall survive the Closing Date for a period of thirty-six (36) months thereafter notwithstanding any investigation at any time made by or on behalf of the other party (the "Survival Period"). All representations and warranties related to any claim asserted in writing prior to the expiration of the Survival Period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made. If no claim shall have been made against a party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiration of the Survival Period, such party shall have no further liability under this Agreement with respect to such representation and warranty.

          10.2 SELLER'S AGREEMENT TO INDEMNIFY. Seller and its principal members shall fully indemnify and hold harmless Buyer, its officers, directors, employees and affiliates against and in respect of any and all liabilities, obligations, losses, damages, claims, actions, causes of action, proceedings, fines, penalties, demands, suits, debts, dues, deficiencies, costs, or expenses, known or unknown, directly or indirectly, (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, "Losses") resulting from:

               (a)  any misrepresentation or breach of any
representation or warranty, by Seller made in this Agreement (including, without limitation, the Exhibits to this Agreement and the certificates delivered under this Agreement) or as provided in this Agreement;

               (b) any and all chargebacks by customers of Buyer resulting from merchandise shipped by Seller or for markdown allowance, advertising or other claims made by customers of Buyer as a result of or relating to transactions between Seller and its customers or unrelated to the conduct of Buyer.

          10.3 BUYER'S AGREEMENT TO INDEMNIFY. Buyer and its principal members shall fully indemnify and hold harmless Seller, its officers, directors, employees and affiliates against and in respect of any and all liabilities, obligations, losses, damages, claims, actions, causes of action, proceedings, fines, penalties, demands, suits, debts, dues, deficiencies, costs, or expenses, known or unknown, directly or indirectly, (including, without limitation, the reasonable fees and expenses of investigation and counsel) (collectively, "Losses") resulting from:

               (a)  any misrepresentation or breach of any
representation or warranty, by Buyer made in this Agreement (including, without limitation, the Exhibits to this Agreement and the certificates delivered under this Agreement) or as provided in this Agreement;

               (b)  any and all chargebacks by customers of
Seller resulting from merchandise shipped by Buyer or for markdown allowance, advertising or other claims made by customers of Seller as a result of or relating to transactions between Buyer and its customers or unrelated to the conduct of Seller.

          10.4 PROCEDURE FOR INDEMNIFICATION. Any person entitled to indemnification under this Agreement shall (1) give prompt notice to the indemnifying party of any third party claim with respect to which it seeks indemnification and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification under this Agreement shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (C) in the reasonable judgment of any such person, based upon advice of its counsel, conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party and any other of such indemnified parties with respect to such claim, there may be legal defenses available to one which are different from or additional to those available to the other, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. No indemnifying party shall, except with the consent of each indemnified party, consent to any settlement of a claim which does not include only the payment of money and as an unconditional term thereof the giving by the relevant third party to each indemnified party a release of all liability in respect of such claim and no obligation to perform or refrain from performing any act so imposed on any indemnified party by reason thereof.

     11.  MISCELLANEOUS.
          -------------

          11.1 EXPENSES. Whether or not the transactions contemplated by this Agreement or the License Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement or the License Agreement, closing and other documents required by the Agreement or the

License Agreement and counsel and accountant's fees, incident thereto.

          11.2 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement or the License Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, postage prepaid:

               (a)  If to Buyer:

                    Jean St. Germain, Inc.
                    2305 S. Santa Fe Avenue
                    Los Angeles, CA 90058

                    With a copy to:

                    Jeffrey H. Kapor, Esquire
                    Katz, Hoyt, Seigel & Kapor LLP
                    11500 W. Olympic Blvd.
                    Suite 550
                    Los Angeles, CA 90064

               (b)  If to Seller:

                    Howard B. Wolf, Inc.
                    3809 Parry Avenue
                    Dallas, TX 75226

                    With a copy to:

                    Joel Held, Esquire
                    Arter & Hadden
                    1717 Main
                    Suite 4100
                    Dallas, TX 75201

(or to such other address as either party shall have specified by notice in writing to the other party).

          11.3 ENTIRE AGREEMENT. This Agreement and the License Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

          11.4 AMENDMENT.  Neither this Agreement nor the License
Agreement can be altered or amended except pursuant to an instrument in writing signed by all of the parties hereto.

          11.5 SUCCESSORS AND ASSIGNS. This Agreement and the License Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators. This Agreement may not be assigned by either party without the written consent of the other.

          11.6 SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement and the License Agreement are for reference purposes only and shall not effect the meaning or interpretation of this Agreement or the License Agreement.

          11.7 KNOWLEDGE. For purposes of this Agreement and the License Agreement, "to the knowledge of" or similar language shall mean the actual knowledge after reasonable inquiry.

          11.8 APPLICABLE LAW.  This Agreement and the License
Agreement shall be governed by, and construed under and pursuant to, the laws of the California.

          11.9 COUNTERPARTS.  This Agreement and the License
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and the License Agreement to be executed all as of the date first above written.

                              HOWARD B. WOLF, INC.,
                              a Texas corporation

                              By:  /s/  ROBERT WOLF
                                 ----------------------------
                              Name:  Robert Wolf
                                   --------------------------
                              Title:  President
                                    -------------------------

                              JEAN ST. GERMAIN, INC.,
                              a California corporation

                              By:  /s/  GEORGE RUDES
                                 ----------------------------
                              Name:  George Rudes
                                   --------------------------
                              Title:  President
                                    -------------------------

                                                     EXHIBIT 1.4
                                                     -----------

                       LICENSE AGREEMENT

     THIS LICENSE AGREEMENT is made as of February 16, 1999, by and between HOWARD B. WOLF, INC., whose principal place of business is 3809 Parry Avenue, Dallas, Texas, 75226 (hereafter, "Licensor"), and JEAN ST. GERMAIN, INC., whose principal place of business is 2305 S. Santa Fe Avenue, Los Angeles, California, 90058 (hereafter, "Licensee").

                            Recitals

     WHEREAS, Licensor and Licensee have entered into that certain purchase agreement of even date herewith (the "Purchase
Agreement") to which this License Agreement ("License Agreement") is annexed as an exhibit; and

     WHEREAS, the defined terms of the Purchase Agreement as used herein shall have the same meanings as defined in the Purchase
Agreement; and

     WHEREAS, Licensor and Licensee desire to enter into this Agreement with respect to the Intellectual Property (as defined in the Purchase Agreement).

     NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                           Agreement

     1. LICENSE. Subject to the terms and conditions provided herein, Licensor grants to Licensee the exclusive right and license to use the Intellectual Property throughout the United States, Canada and Mexico (the "Territory") in connection with the design, manufacture, marketing, sale and distribution of any wearing apparel (the "Licensed Products"); provided, however, that Licensor shall, in its sole and absolute discretion, have the right to continue to use the Intellectual Property for a period of one (1) year from the date hereof to complete the manufacture, marketing, sale and distribution of any work in process as of the date hereof, and to dispose of its inventory. Commencing with the Howard Wolf Fall 1999 Collection (i) except as herein provided, Licensor shall not use nor license the Intellectual Property; and (ii) Licensee shall be the sole and exclusive Licensee of the Intellectual Property.

     2. QUALITY OF GOODS. The quality of the Licensed Products shall be consistent with that of Licensee's other products. The materials and workmanship used by Licensee in the manufacture of Licensed Products shall be of a quality at least equal to the materials and workmanship used in the manufacture of its other products.

     3. INSPECTION. Licensee shall permit duly authorized representatives of Licensor, acceptable to Licensee, which acceptance shall not be unreasonably withheld, to inspect, at all reasonable times, and upon seven (7) days notice, Licensee's manufacturing, distribution and sales facilities. Unless written objection is received by Licensee within seven (7) days after inspection of merchandise, items inspected pursuant to this paragraph shall be deemed acceptable to Licensor. Licensor's Agents must use their reasonable judgment to determine if the merchandise is not acceptable and if Licenser's Agent makes such determination, Licensor's Agent's notice to Licensee must specify in writing the cause of Licensor's determination that the merchandise is unacceptable and what steps must be taken by Licensee to make the merchandise reasonably acceptable.

     4. ROYALTIES. For the rights granted herein, Licensee agrees to pay Licensor a royalty in the amount of One Thousand
Dollars ($1,000.00) per year, such amount to be paid on or before December 31, of each year during the Term.

     5. TERM. Unless sooner terminated pursuant to the provisions of this Agreement, this Agreement shall commence as of the date first stated above, and shall terminate the earlier of the I.P. Closing Date or the twentieth (20th) anniversary of the date hereof.

     6. DISPOSAL OF INVENTORY. Should this Agreement expire or be terminated, Licensee shall have one (1) year from the effective date of such termination or expiration to complete the manufacture of any work in process as of such date, and to dispose of its inventory of Licensed Products within the Territory.

     7. LICENSEE'S OBLIGATIONS ON TERMINATION. Upon expiration of the term, the occurrence of Buyers Default (as defined in the Purchase Agreement) or other termination of this Agreement, all of Licensee's rights under this Agreement shall terminate subject to the provisions of this Agreement allowing for the disposal of Licensed Products and the terms of the Purchase Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LICENSOR:                          LICENSEE:
HOWARD B. WOLF, INC.               JEAN ST. GERMAIN, INC.


By:  /s/  ROBERT WOLF              By:  /s/  GEORGE RUDES
   -----------------------            ------------------------
Its:  President                    Its:  President
    ----------------------             -----------------------

                          Exhibit "A"
                          -----------

                            Property

          VSOP
          HOWARD WOLF
          PRET-A-PORTE

                          Exhibit "B"
                          -----------

                 Form of Common Law Assignment

                           ASSIGNMENT

     WHEREAS, Howard B. Wolf, Inc., whose principal place of business is 3809 Parry Avenue, Dallas, Texas, 75226,
(hereinafter, "Assignor"), has adopted and is using the marks
VSOP, PRET-A-PORTE and HOWARD WOLF on the following goods/services:

     women's apparel;

     WHEREAS, Assignor adopted and began usage of such mark for such goods/services on September, 1974, and adopted and began usage of such mark for such goods/services in interstate commerce on September, 1974;

     WHEREAS, the mark is not registered with any Federal, state, local or foreign governmental or regulatory agency, and Assignor is not in the process of seeking registration with any such governmental or regulatory agency;

     WHEREAS, Jean St. Germain, Inc., a California corporation, with its principal place of business at 2305 S. Santa Fe Avenue, Los Angeles, California, 90058 (hereinafter, "Assignee"), is desirous of acquiring said mark and all of Assignor's right, title and interest in said mark, plus the goodwill of the business in connection with which such mark is used;

     NOW, THEREFORE, on the 17th day of February, 1999, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign and transfer unto Assignee, its successors and assigns, all of Assignor's right, title and interest in and to said mark, together with the goodwill of the business symbolized by the mark and any and all claims and demands at law or in equity that Assignor now has or may hereafter acquire on account of any infringement of the trademark prior to the date hereof.

                         ASSIGNOR:
                         HOWARD B. WOLF, INC.


Date: February 17, 1999  By:  /s/  ROBERT WOLF
                            -----------------------------
                         Its:  President
                             ----------------------------

STATE OF TEXAS           )
                         )  ss.
COUNTY OF DALLAS         )

     On this 17th day of February, 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared George Rudes and Robert Wolf, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

          WITNESS my hand and official seal.



                                   /s/  LAHONDA G. HOLLE
                                   ----------------------------
          [seal]                   Notary Public